                                                                    Exhibit 99.1



FOR IMMEDIATE RELEASE



                       ASYST TECHNOLOGIES REPORTS RESULTS
                        FOR FOURTH QUARTER OF FISCAL 2004

   GROSS MARGINS EXCEED GUIDANCE; SEMICONDUCTOR BOOKINGS UP 44% SEQUENTIALLY;
                     SALES UP 74% SEQUENTIALLY TO NEW RECORD

FREMONT, Calif., May 5, 2004 - Asyst Technologies, Inc., (Nasdaq NM: ASYT), a leading provider of integrated automation solutions that enhance semiconductor and flat panel display manufacturing productivity, today announced consolidated financial results for its fiscal fourth quarter ended March 27, 2004.
     For the quarter, Asyst reported consolidated net sales of $130.1 million, up 74% from $74.9 million reported in the prior sequential quarter and up 118% from $59.7 million in the same quarter a year ago. Sales at ATI, the company's base business, were $51.1 million, compared with $32.5 million in the prior quarter, an increase of 57%. Sales of automated material handling systems (AMHS) at Asyst Shinko, Inc. (ASI), the company's 51%-owned joint venture company, were $79.0 million, up 86% from $42.4 million in the prior quarter.
     GAAP net loss for the fiscal fourth quarter was $7.7 million, or $0.16 per share, which compares on the same basis with a net loss of $22.1 million, or $0.52 per share, in the fiscal third quarter, and net income from continuing operations of $5.9 million, or $0.16 per share, in the same quarter a year ago, which included a gain on sale of a division of $28.4 million. Included in the GAAP net loss for the fiscal fourth quarter is amortization of intangibles and stock-based compensation expense related to prior acquisitions, which net of taxes and minority interest comprised $2.5 million, or $0.05 per share, of the GAAP net loss for the quarter.
     For the quarter, gross margin at ATI was 32.1%, up from 25.8% in the prior quarter. Gross margin at ASI was 12.3%, up from 5.2% in the prior quarter. Consistent with the company's guidance, ASI's reported gross margin for the fiscal fourth quarter includes the impact of zero gross margin revenue related to flat panel display (FPD) contracts that were booked in the fiscal third quarter, while the fiscal third quarter gross margin included the impact of zero gross margin revenue as well as $6.3 million of charges. Research and development (R&D) and selling, general and administrative (SG&A) expenses at ATI were $21.8 million, compared with $23.7 million in the prior quarter. Results for the prior quarter included $2.1 million of out-of-period expenses. R&D and SG&A expenses at ASI were $6.6 million, representing 8.4% of ASI sales, compared with $4.3 million, or 10.1% of sales, in the prior quarter.
     Total net bookings in the quarter were $148.7 million, compared with $133.7 million in the prior quarter and $42.0 million in the same quarter a year ago. ATI bookings increased 46% to $78.1 million, compared with $53.5 million in the prior quarter. ASI bookings of $70.5 million compare with $80.2 million reported in the prior quarter, however the prior quarter bookings included approximately $42 million related to one large new FPD project. Semiconductor bookings of $121.9 million in the fiscal fourth quarter compare with $84.6 million in the prior quarter, an increase of 44%.

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     "We exceeded our guidance for sales and gross margin for the quarter at ATI and ASI and again achieved above-industry growth in semiconductor bookings," said Steve Schwartz, chairman and CEO. "At ATI, fully 49% of our incremental sales in the quarter dropped through to the bottom line. This initial leverage and our ability to deliver a 57% quarter-over-quarter sales ramp reflects substantial progress in our outsourced manufacturing model, but we have considerable room for improvement. As we discussed last quarter, we have been able to accelerate production and margin leverage related to some products, but we have been supply chain-constrained on others, resulting in unsatisfactory on-time delivery performance to our customers and additional costs to manage our supply chain and meet customer commitments. However, with each week we are getting these issues behind us and are realizing more of the leverage inherent in our manufacturing model. In the fiscal first quarter we expect to increase
ATI sales by approximately 30% and significantly improve our on-time delivery on these products while reducing costs associated with expediting in the supply chain.
     "At ASI, we again achieved strong bookings in semiconductor and FPD driven by awards of 20 significant projects across 13 different customers. In terms of operating results, ASI delivered positive operating cash flow even though its gross margin is currently below historical levels. With ASI already having strong semiconductor market share, solid customer satisfaction and what we believe is the leanest operating structure in the industry, our focus there continues to be gross margin improvement. We also continue to pursue diversification and growth opportunities in the FPD market with the expectation that FPD will contribute incremental gross profit and operating income on a cycle that is potentially different from semiconductors."


HIGHLIGHTS

     - Asyst won contracts representing 20 different significant AMHS projects from 13 different customers during the fiscal fourth quarter. These included:
          -    Two large 300mm expansions in Japan
          -    Two significant 300mm expansions in Taiwan
          - Continued implementation of phase one of a new 300mm fab in Singapore
          -    Three other 300mm expansions elsewhere in the world
          -    Expansions of three existing 200mm fabs in Japan and China
          -    Expansions of three existing FPD fabs
     - The company achieved 16 new OEM design wins, including multiple wins for the IsoPort(TM) next generation 300mm loadport and for GW CONX300(TM) and other connectivity software.
     - Asyst more than doubled its bookings for 200mm SMIF and related products in China during the fiscal fourth quarter, and tripled its 200mm SMIF and related bookings from its largest customer in China during the period. The company continues to be the majority supplier of SMIF products to all of its customers in China.
     - Subsequent to the end of the quarter, Asyst announced that it has received initial orders totaling greater than $2.5 million for its new Spartan(TM) 300mm integrated sorter.
     - Asyst currently is tracking nine new 300mm fabs that are expected to begin production in 2004. The company is engaged with all of these customers on various product lines and solutions and to date has won the AMHS contracts for three of the fabs: the newest 300mm fab in Singapore, the second 300mm fab for a large Taiwanese foundry, and the first 300mm fab in China. Two

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          additional fabs are expected to make AMHS decisions within the next few weeks. An additional 13 to 18 fabs are expected to begin production in 2005, and several of these are expected to select AMHS suppliers within the next six months. The company also is tracking 13 significant 300mm expansion projects and multiple 200mm expansion projects in China.


OUTLOOK
The following table is based on current expectations of approximate future results under GAAP for the first quarter of fiscal year 2005 ending June 26, 2004. This outlook is forward-looking, and actual results may differ materially. Dollar values are in millions.

                                                  ATI                   ASI              Consolidated
                                                  ---                   ---              ------------
Net sales                                      $65 to $70            $80 to $85          $145 to $155
Gross margin                                   34% to 36%            11% to 13%           21% to 23%
R&D and SG&A expense                           $22 to $23                $7               $29 to $30
Amortization of intangibles                       $1.0                  $4.3                 $5.3
Operating income (loss)                                                                   $(3) to $0
Other expense, net                                                                          $(1.0)
Income tax benefit                                                                           $0.5
Minority interest in (profit) loss                                                          $(0.5)
Net loss                                                                                  $0 to $(3)
Share count                                                                                  47.2


ABOUT ASYST
Asyst Technologies, Inc. is a leading provider of integrated automation solutions that enable semiconductor and flat panel display (FPD) manufacturers to increase their manufacturing productivity and protect their investment in materials during the manufacturing process. Encompassing isolation systems, work-in-process materials management, substrate-handling robotics, automated transport and loading systems, and connectivity automation software, Asyst's modular, interoperable solutions allow chip and FPD manufacturers, as well as original equipment manufacturers, to select and employ the value-assured, hands-off manufacturing capabilities that best suit their needs. Asyst's homepage is http://www.asyst.com


CONFERENCE CALL DETAILS
A live webcast of the conference call to discuss the quarter's financial results will take place today at 5:00 p.m. Eastern Time. The webcast will be publicly available on Asyst's website at http://www.asyst.com and accessible by going to the investor relations page and clicking on the "webcast" link. For more information, including this press release, any non-GAAP financial measures that may be discussed on the webcast as well as the most directly comparable GAAP financial measures and a reconciliation of the difference between those GAAP and non-GAAP financial measures, as well as any other material financial and other statistical information contained in the webcast, please visit Asyst's website at www.asyst.com. A replay of the Webcast may be accessed via the same procedure. In addition, a standard telephone instant replay of the conference call is available by dialing (303) 590-3000, followed by the passcode 577779#. The audio instant replay is available from May 5 at 8:00 p.m. Eastern Time through May 19 at 11:59 p.m. Eastern Time.


"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995
Except for statements of historical fact, the statements in this press release are forward-looking. Such statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements

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made. These factors include, but are not limited to: the ability to achieve forecasted revenues and to maintain and improve gross margins through outsourced manufacturing and improved supply chain management, to reduce operating expenses, and to manage cash flows (and the timing and degree of any such improvements in gross margins, reductions in operating expenses and management of cash flows), to respond to customer product and delivery demand shifts and market opportunities, including the transition of the industry from 200mm wafers to 300mm wafers and the timing and scope of decisions by manufacturers to transition and expand fabrication facilities, the company's dependence on a few significant customers, the risks associated with the acceptance of new products and product capabilities, and customer delay, reduction or cancellation of planned projects, bookings, or opportunities (and thus the delay, reduction or cancellation in our anticipated bookings or revenue), volatility and competition in the semiconductor equipment industry and specifically in AMHS, the company's failure to integrate in an efficient and timely manner acquired companies and to complete planned restructuring and outsourcing programs, and to retain and attract key employees, and other factors more fully detailed in the company's annual report on Form 10-K (as amended) for the year ended March 31, 2003, and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission.

"ASYST" IS A REGISTERED TRADEMARK AND "SPARTAN," "ISOPORT," AND "GW CONX300" ARE TRADEMARKS OF ASYST TECHNOLOGIES, INC. ALL RIGHTS RESERVED

                               (TABLES TO FOLLOW)

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                            ASYST TECHNOLOGIES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                            (Unaudited; in thousands)


                                                                                   MARCH 27,     MARCH 31,
                                                                                      2004          2003
                                                                                   ---------     ---------
                                                 ASSETS
CURRENT ASSETS:
  Cash, cash equivalents and short-term investment                                  $117,860     $ 96,214
  Restricted cash and cash equivalents                                                 1,904        3,088
  Accounts receivable, net                                                           147,939       74,878
  Inventories                                                                         27,694       22,204
  Prepaid expenses and other                                                          14,276       10,317
                                                                                    --------     --------
     Total current assets                                                            309,673      206,701
                                                                                    --------     --------
LONG-TERM ASSETS:
  Property and equipment, net                                                         22,868       24,295
  Intangible assets, net and goodwill                                                137,751      142,367
  Other assets                                                                         3,317       21,862
                                                                                    --------     --------
     Total long-term assets                                                          163,936      188,524
                                                                                    --------     --------
Total assets                                                                        $473,609     $395,225
                                                                                    ========     ========

                        LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable, accrued liabilities and other                                   $158,481     $ 95,599
  Short-term loans and notes payable                                                  18,161       17,976
  Current portion of long-term debt and finance leases                                 2,775        1,273
  Deferred revenue                                                                     2,683        2,130
                                                                                    --------     --------
     Total current liabilities                                                       182,100      116,978
                                                                                    --------     --------
LONG-TERM LIABILITIES:
  Convertible debentures                                                              86,250       86,250
  Long-term debt and finance leases, net of current portion                            4,824       28,562
  Deferred tax and other long-term liabilities                                        33,530       36,508
                                                                                    --------     --------
     Total long-term liabilities                                                     124,604      151,320
                                                                                    --------     --------
MINORITY INTEREST                                                                     63,796       58,893
                                                                                    --------     --------
SHAREHOLDERS' EQUITY:                                                                103,109       68,034
                                                                                    --------     --------
Total liabilities, minority interest and shareholders' equity                       $473,609     $395,225
                                                                                    ========     ========

                            ASYST TECHNOLOGIES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (Unaudited; in thousands, except per share data)

                                                                           THREE MONTHS ENDED               TWELVE MONTHS ENDED
                                                                        MARCH 27,      MARCH 31,         MARCH 27,        MARCH 31,
                                                                          2004          2003               2004             2003
                                                                        ---------      ---------         ---------        ---------
NET SALES                                                               $130,137         $59,687         $301,642         $ 259,495
COST OF SALES                                                            103,978          48,488          248,453           184,443
                                                                        --------         -------         --------         ---------
Gross profit                                                              26,159          11,199           53,189            75,052
                                                                        --------         -------         --------         ---------
OPERATING EXPENSES:
  Research and development                                                 9,157           8,549           36,376            40,059
  Selling, general and administrative                                     19,267          19,828           70,541            74,175
  Amortization of acquired intangible assets                               5,326           4,778           20,160            14,051
  Restructuring and other charges                                            (12)              -            6,581             7,019
  Asset impairment charges                                                     -               -            6,853            15,519
  In-process research and development costs of acquired
   businesses                                                                  -               -                -             7,832
                                                                        --------         -------         --------         ---------
     Total operating expenses                                             33,738          33,155          140,511           158,655
                                                                        --------         -------         --------         ---------
     Operating loss                                                       (7,579)        (21,956)         (87,322)          (83,603)
Gain on sale of wafer and reticle carrier products                             -          28,420                -            28,420
Other expense, net                                                        (2,042)         (1,690)          (6,635)           (6,918)
                                                                        --------         -------         --------         ---------
     Income (loss) before (provision for) benefit from
      income taxes, minority interest and discontinued
      operations                                                          (9,621)          4,774          (93,957)          (62,101)
(PROVISION FOR) BENEFIT FROM INCOME TAXES                                  1,648           1,293            6,150           (57,335)
MINORITY INTEREST                                                            272            (161)           4,358             4,663
                                                                        --------         -------         --------         ---------
INCOME (LOSS) FROM CONTINUING OPERATIONS
 BEFORE DISCONTINUED OPERATIONS                                           (7,701)          5,906          (83,449)         (114,773)
DISCONTINUED OPERATIONS, net of income taxes                                   -          (9,343)               -           (21,096)
                                                                        --------         -------         --------         ---------
NET LOSS                                                                $ (7,701)        $(3,437)        $(83,449)        $(135,869)
                                                                        ========         =======         ========         =========
BASIC NET INCOME (LOSS) PER SHARE:
  Continuing operations                                                 $  (0.16)        $  0.16         $  (2.00)        $   (3.06)
  Discontinued operations                                                      -           (0.25)               -             (0.56)
                                                                        --------         -------         --------         ---------
  Basic net loss per share                                              $  (0.16)        $ (0.09)        $  (2.00)        $   (3.62)
                                                                        ========         =======         ========         =========
DILUTED NET INCOME (LOSS) PER SHARE:
  Continuing operations                                                 $  (0.16)        $  0.15         $  (2.00)        $   (3.06)
  Discontinued operations                                                      -           (0.23)               -             (0.56)
                                                                        --------         -------         --------         ---------
  Diluted net loss per share                                            $  (0.16)        $ (0.08)        $  (2.00)        $   (3.62)
                                                                        ========         =======         ========         =========
SHARES USED IN THE PER SHARE CALCULATION:
  Basic                                                                   47,020          38,005           41,805            37,489
                                                                        ========         =======         ========         =========
  Diluted                                                                 47,020          40,586           41,805            37,489
                                                                        ========         =======         ========         =========

                            ASYST TECHNOLOGIES, INC.
                       SUPPLEMENTAL FINANCIAL INFORMATION
                (Unaudited; in thousands, except per share data)

                                                                                               THREE MONTHS ENDED MARCH 27, 2004
                                                                                              ATI            ASI       CONSOLIDATED
                                                                                            -------        -------     ------------
SUPPLEMENTAL STATEMENT OF OPERATIONS
NET SALES                                                                                   $51,109        $79,028        $130,137
COST OF SALES                                                                                34,725         69,253         103,978
                                                                                            -------        -------        --------
Gross profit                                                                                 16,384          9,775          26,159
                                                                                            -------        -------        --------
OPERATING EXPENSES:
Research and development                                                                      7,212          1,945           9,157
Selling, general and administrative                                                          14,605          4,662          19,267
Amortization of acquired intangible assets                                                      989          4,337           5,326
Restructuring and other charges                                                                 (12)             -             (12)
                                                                                            -------        -------        --------
     Total operating expenses                                                                22,794         10,944          33,738
                                                                                            -------        -------        --------
     Operating loss                                                                          (6,410)        (1,169)         (7,579)
Other expense, net                                                                             (854)        (1,188)         (2,042)
                                                                                            -------        -------        --------
     Income (loss) before (provision for) benefit from
      income taxes and minority interest                                                     (7,264)        (2,357)         (9,621)
(PROVISION FOR) BENEFIT FROM INCOME TAXES                                                      (115)         1,763           1,648
MINORITY INTEREST                                                                               (19)           291             272
                                                                                            -------        -------        --------
NET LOSS                                                                                    $(7,398)       $  (303)       $ (7,701)
                                                                                            =======        =======        ========
Basic and diluted net loss per share:                                                       $ (0.15)       $ (0.01)       $  (0.16)
Shares used in the per share calculation - basic and diluted:                                47,020         47,020          47,020


CALCULATION OF IMPACT OF AMORTIZATION OF INTANGIBLES, STOCK-BASED COMPENSATION
 AND RESTRUCTURING CHARGES, NET OF TAXES AND MINORITY INTEREST
Amortization of acquired intangible assets                                                      989          4,337           5,326
Amortization of stock-based compensation related to prior
 acquisitions                                                                                   277              -             277
Restructuring credits                                                                           (12)             -             (12)
                                                                                            -------        -------        --------
  Total amounts before income taxes                                                           1,254          4,337           5,591
Tax impact                                                                                        -          1,822           1,822
                                                                                            -------        -------        --------
  Amount after tax                                                                            1,254          2,515           3,769
Minority interest                                                                                 -          1,233           1,233
                                                                                            -------        -------        --------
  Amounts net of taxes and minority interest                                                  1,254          1,282           2,536
                                                                                            =======        =======        ========
Amounts per basic and diluted share                                                         $  0.02        $  0.03        $   0.05
                                                                                            =======        =======        ========